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                                                                    EXHIBIT 99.1

[SEROLOGICALS CORPORATION LOGO]


                                                              NEWS

FOR IMMEDIATE RELEASE


Contact:          Bud Ingalls / Craig Brown
                  VP-Finance and Chief Financial Officer / Director, Finance
                  (678) 728-2115 / (678) 728-2117

                  Lisa Wilson
                  In-Site Communications, Inc.
                  (212) 759-3929

    SEROLOGICALS CORPORATION ANNOUNCES COMPLETION OF ACQUISITION OF CHEMICON
                                 INTERNATIONAL

ATLANTA, GA - APRIL 7, 2003 - Serologicals Corporation (Nasdaq/NM:SERO) announced today that it has completed its previously announced acquisition of Chemicon International, Inc. ("Chemicon"), a privately-owned company based in Temecula, California that supplies a variety of specialty reagents, antibodies and molecular research tools to the life sciences industry. Under the terms of the agreement, Serologicals acquired Chemicon and certain affiliated companies for $95 million in cash, less Chemicon's outstanding debt as of the closing date. The acquisition was financed with proceeds from a new credit facility, consisting of an $82.5 million, five-year term loan and a $35 million, four-year Revolving Credit Facility ("Revolver"). The size and structure of the new facility is slightly different than originally anticipated as a result of the Company's current cash position and projected cash outlook. Serologicals' financial advisor for this transaction was UBS Warburg LLC.

         "We are very pleased to announce the completion of the Chemicon acquisition," said David A. Dodd, President and Chief Executive Officer of Serologicals Corporation. "With Chemicon's broad product offering and recognized brand name, particularly in the academic research marketplace, Serologicals is well positioned to expand its focus on providing a broad range of biological products in all phases of the biomedical product pipeline and particularly in the areas of cell culture and molecular biology. As mentioned in our announcement on February 11, we expect this acquisition to be accretive to earnings in 2003."


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Serologicals Announces Completion of Chemicon Acquisition
April 7, 2003
Page 2


         Additional details about the acquisition and Chemicon's business can be found in the Company's February 11, 2003 press release (www.serologicals.com) in which the signing of the acquisition agreement was announced.

ABOUT SEROLOGICALS

         Serologicals Corporation, headquartered in Atlanta, Georgia, is a global provider of biological products and enabling technologies, which are essential for the research, development and manufacturing of biologically based life science products. The Company's products and technologies are used in a wide variety of innovative applications within the areas of oncology, hematology, immunology, cardiology and infectious diseases, as well as in the study of molecular biology. Serologicals has more than 950 employees worldwide, and its shares are traded on the NASDAQ national stock market under the symbol SERO.

         For information on Serologicals Corporation, visit the company's corporate web site at http://www.serologicals.com

         This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, the Company's expectation that the acquisition will be accretive in 2003 and the Company's ability to expand its focus on providing a broad range of biological products in all phases of the biomedical product pipeline and particularly in the areas of cell culture and molecular biology. These forward-looking statements are subject to certain risks, uncertainties and other factors, including the Company's ability to successfully integrate the operations of Chemicon; the Company's ability to service its substantial level of indebtedness following the Chemicon acquisition; the Company's ability to maintain and expand its customer base; increased competition for donors, which may affect the Company's ability to attract and retain qualified donors; the Company's ability to comply with various regulatory, customer and other standards; the impact of competition; changes in government and industry mandated regulations or customer specifications; changes in the markets or customers' demand for the Company's products and services; the ability of the Company to complete construction and validation of its new EX-CYTE(R) manufacturing facility during the first half of 2004; and the ability of the Company to identify new product opportunities that it can successfully commercialize. Any one or more of these risks, uncertainties or factors could cause actual results to differ materially from the Company's expectations. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

         Serologicals and EX-CYTE(R) are registered trademarks of Serologicals Royalty Company.

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